UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2005
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-12716	04-2573920
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Gateway Center, Suite 411, Newton, Massachusetts		02458
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          The response to this item is included in Item 3.02 below and is incorporated herein by reference in its entirety.
Item 3.02. Unregistered Sales of Equity Securities.
          On November 17, 2005, Clinical Data, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) to sell to certain qualified institutional buyers and accredited investors (the “Investors”) an aggregate of 614,629 shares of the Company’s common stock and warrants (the “Warrants”) to purchase an additional 307,315 shares of common stock, for an aggregate purchase price of $12,023,679.81. The sale of securities was consummated on November 17, 2005 (the “Closing Date”). The unit price was $19.5625, which equaled the closing bid price of the common stock on the Nasdaq Capital Market on the Closing Date, plus $0.0625 per share. The exercise price of the warrants is $23.40, equaling a twenty percent premium on the closing bid price of the common stock on the Nasdaq Capital Market on the Closing Date. The warrants are exercisable at any time six months after the Closing Date (the “Initial Exercise Date”) through the close of business on the fifth year anniversary of the Initial Exercise Date.
          The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors to register the resale of the shares of common stock sold in the offering and issuable upon exercise of the warrants. Subject to the terms of the Registration Rights Agreement, the Company is required to file the registration statement with the Securities and Exchange Commission within 90 days of the Closing Date, to use its best efforts to cause the registration statement to be declared effective under the Securities Act of 1933 (the “Act”) as promptly as possible after the filing thereof, and to use its best efforts to keep the registration statement continuously effective under the Act until all the registrable securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) of the Act.
          The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors were accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.
          The Company did not use a placement agent in connection with the private placement.
The foregoing descriptions of the Securities Purchase Agreement, Registration Rights Agreement and the Warrants are not complete and are qualified in their entirety by reference to the Securities Purchase Agreement, Registration Rights Agreement and the Warrants, which are filed as Exhibit 99.1 through Exhibit 99.3 hereto and are incorporated herein by reference. The Securities Purchase Agreement, Registration Rights Agreement and the Warrants have been included to provide information regarding their terms. They are not intended to provide any other factual information about the Company. Such information can be found elsewhere in this Form 8-K and in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov.
          A press release dated November 18, 2004 announcing the sale of the Company’s common stock and Warrants is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.
99.1.	Form of Securities Purchase Agreement among Clinical Data, Inc. and the Investors, dated as of November 17, 2005.

99.2.	Form of Common Stock Purchase Warrant issued in connection with the Securities Purchase Agreement, dated as of November 17, 2005.

99.3.	Form of Registration Rights Agreement among Clinical Data, Inc. and the Investors, dated as of November 17, 2005.

99.4.	Press Release dated November 18, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
	By:	/s/ Caesar J. Belbel
Caesar J. Belbel
DATE: November 22, 2005		Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Securities Purchase Agreement among Clinical Data, Inc. and the Investors, dated as of November 17, 2005.

99.2	Form of Common Stock Purchase Warrant issued in connection with the Securities Purchase Agreement, dated as of November 17, 2005.

99.3	Form of Registration Rights Agreement among Clinical Data, Inc. and the Investors, dated as of November 17, 2005.

99.4	Press Release dated November 18, 2005.